UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2014

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2014, OXiGENE, Inc., a Delaware corporation (“OXiGENE”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which OXiGENE agreed to sell, in a registered public offering, an aggregate of approximately $12 million of units, at a price per unit of $2.05. Each unit consists of one share of common stock and 0.5 of a warrant to purchase a share of OXiGENE common stock. The warrants have an exercise price of $2.75 per share, shall be exercisable immediately and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about February 18, 2014, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

OXiGENE entered into a letter agreement with H.C. Wainwright & Co., LLC (the “Placement Agent”), dated February 11, 2014, pursuant to which the Placement Agent agreed to serve as the agent for OXiGENE in connection with the Offering. OXiGENE agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price for the securities sold in the Offering, plus a non-accountable expense allowance equal to 1% of the gross proceeds of all securities sold in the Offering, not to exceed $50,000. The Placement Agent will also receive warrants equal to 5% of the aggregate number of shares sold in the Offering, at an exercise price of $2.56 per share.

The foregoing descriptions of the Purchase Agreement, the warrants, and the letter agreement with the Placement Agent are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1, 4.2 and 1.1, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Letter agreement dated as of February 11, 2014, by and between OXiGENE, Inc. and H.C. Wainwright & Co., LLC.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Placement Agent Purchase Warrant.

10.1	Form of Securities Purchase Agreement dated as of February 12, 2014, by and among OXiGENE, Inc. and the purchasers signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXiGENE, Inc.

Date: February 14, 2014	/s/ Dr. Peter J. Langecker
	By:	Dr. Peter J. Langecker
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Letter agreement dated as of February 11, 2014, by and between OXiGENE, Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Placement Agent Purchase Warrant.

10.1	Form of Securities Purchase Agreement dated as of February 12, 2014, by and among OXiGENE, Inc. and the purchasers signatory thereto.